Exhibit 16.1

Accountants and Business Advisors

August 8, 2007

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re:	Hercules Offshore, Inc.
File No. 5-1582

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Hercules Offshore, Inc. dated August 8, 2007, and agree with the statements concerning our Firm contained therein.

Very truly yours,

333 Clay Street

2700 Three Allen Center

Houston, TX 77002

T	832.476.3600
F	713.655.8741
W	www.grantthornton.com

Grant Thornton LLP

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